SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 9, 2011 (November 23, 2010)
NYTEX ENERGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	53915	84-1080045
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)
12222 Merit Drive, Suite 1850
Dallas, Texas 75251
(Address of principal executive office)
972-770-4700
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Pursuant to the requirements of the Securities Exchange Act of 1934, NYTEX Energy Holdings, Inc. (which may be referred to as the “Registrant,” “NYTEX Energy,” the “Company,” “we,” “our,” or “us”) hereby amends our Current Report on Form 8-K filed on November 30, 2010 to provide the required financial statements relating to our acquisition of Francis Oaks, L.L.C., a Louisiana limited liability company (“Oaks”), and its wholly-owned operating subsidiary, Francis Drilling Fluids, Ltd., a Louisiana business corporation (“FDF” and together with Oaks, the “Francis Group”),from an unaffiliated third party (the “Sellers’), as described in such Current Report. Oaks is the owner of all of the issued and outstanding shares of common stock of FDF and has no other assets or operations.
Item 9.01 Financial Statements and Exhibits

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors of
Francis Drilling Fluids,Ltd.
Crowley, Louisiana
We have audited the accompanying balance sheets of Francis Drilling Fluids, Ltd., as of August 31, 2010 and 2009, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Francis Drilling Fluids, Ltd. as of August 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ Broussard, Poché, Lewis & Breaux, L.L.P.
Crowley, Louisiana
January 17, 2011

FRANCIS DRILLING FLUIDS, LTD.
BALANCE SHEETS
August 31, 2010 and 2009

	2010	2009
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$7,301	$6,719
Trade receivables, less allowance for doubtful accounts of $297,221 for 2010 and $87,738 for 2009	14,217,324	7,740,509
Notes receivable — officer	222,976	233,919
Other receivables	1,050	1,050
Deferred tax asset	210,443	210,791
Inventories	1,396,441	1,194,515
Income tax receivable	—	257,618
Prepaid expenses	2,937,251	2,932,503

Total current assets	18,992,786	12,577,624

DEPRECIABLE ASSETS, net of accumulated depreciation of $29,617,337 for 2010 and $26,948,420 for 2009	18,465,603	20,146,594
Land	1,442,515	1,229,857

	19,908,118	21,376,451

OTHER ASSETS
Advance to stockholder	288,005	288,005
Other assets	139,757	116,960

	427,762	404,965

Total assets	$39,328,666	$34,359,040

See Notes to Financial Statements

FRANCIS DRILLING FLUIDS, LTD.
BALANCE SHEETS
August 31, 2010 and 2009

	2010	2009
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Notes payable, due in one year	$9,705,265	$12,458,192
Accounts payable	7,561,836	4,908,099
Income taxes payable	1,278,602	—
Accrued expenses	1,116,691	746,004

Total current liabilities	19,662,394	18,112,295

LONG-TERM LIABILITIES
Notes payable, less current maturities	2,139,280	1,550,048
Deferred tax liability	2,486,593	2,646,284

	4,625,873	4,196,332

Total liabilities	24,288,267	22,308,627

STOCKHOLDERS’ EQUITY
Common stock, no par value, 1,000 shares authorized, issued, and outstanding	1,000	1,000
Retained earnings	15,039,399	12,049,413

Total stockholders’ equity	15,040,399	12,050,413

Total liabilities and stockholders’ equity	$39,328,666	$34,359,040

See Notes to Financial Statements

FRANCIS DRILLING FLUIDS, LTD.
STATEMENTS OF INCOME
Years Ended August 31, 2010 and 2009

	2010	2009
Net sales	$67,127,416	$58,916,231

Cost of goods sold	4,914,246	3,778,624

Gross profit	62,213,170	55,137,607

Operating expenses:
Selling	1,840,809	2,437,483
General and administrative	55,342,582	54,287,389

Total operating expenses	57,183,391	56,724,872

Operating income (loss)	5,029,779	(1,587,265)

Other income (expense), net	(59,907)	(350,427)

Income (loss) before income taxes	4,969,872	(1,937,692)

Income tax expense (benefit)	1,979,886	(495,496)

Net income (loss)	$2,989,986	$(1,442,196)

See Notes to Financial Statements

FRANCIS DRILLING FLUIDS, LTD.
STATEMENTS OF RETAINED EARNINGS
Years Ended August 31, 2010 and 2009

	2010	2009
Balance, beginning	$12,049,413	$13,491,609

Net income (loss)	2,989,986	(1,442,196)

Balance, ending	$15,039,399	$12,049,413

See Notes to Financial Statements

FRANCIS DRILLING FLUIDS, LTD.
STATEMENTS OF CASH FLOWS
Years Ended August 31, 2010 and 2009

	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$2,989,986	$(1,442,196)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,422,699	3,572,802
Providision for deferred income taxes	(159,343)	(237,878)
Gain on disposal of property	(511,123)	(259,402)
(Increase) decrease in -
Accounts receivable	(6,476,815)	6,284,173
Notes receivable — officers	10,943	34,026
Income taxes payable	257,618	(257,618)
Prepaid expenses	2,295,334	1,817,140
Inventory	(201,926)	225,592
Other assets	(22,797)	(6,185)
Increase (decrease) in -
Accounts payable	2,653,737	(2,463,563)
Income taxes payable	1,278,602	(160,860)
Accrued expenses	370,687	(185,514)

Total adjustments	2,917,616	8,362,713

Net cash provided by operating activities	5,907,602	6,920,517

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property	998,676	474,798
Capital expenditures	(1,771,579)	(2,888,539)

Net cash used in investing activities	(772,903)	(2,413,741)

CASH FLOWS FROM FINANCING ACTIVITIES
Net advances from line of credit	(961,365)	111,845
Principal payments on long-term debt	(4,172,752)	(4,622,139)

Net cash used in financing activities	(5,134,117)	(4,510,294)

Net increase (decrease) in cash and cash equivalents	582	(3,518)

Cash and cash equivalents at beginning of year	6,719	10,237

Cash and cash equivalents at end of year	$7,301	$6,719

SUPPLEMENTAL CASH FLOW DISCLOSURES
Interest paid	$591,882	$628,325

Taxes paid	$898,500	$160,860

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING
Fixed assets financed with new debt	$670,340	$785,645

Increase in prepaid expenses due to financing of insurance premiums	$2,300,082	$2,002,650

See Notes to Financial Statements

FRANCIS DRILLING FLUIDS, LTD.
NOTES TO FINANCIAL STATEMENTS
Note 1.	Summary of Significant Accounting Policies
Nature of operations:
Francis Drilling Fluids, Ltd.’s (the “Company”) operations are primarily supplying liquid mud, dry sack materials, and boat washings to the oil industry along the Gulf Coast of the United States. The Company also provides transportation services to customers throughout the United States.
Revenue recognition:
Sales of products are recognized as deliveries are made or when services are provided.
Cash and cash equivalents:
For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.
Trade accounts receivable:
The Company provides credit in the normal course of business to its customers and performs ongoing credit evaluations of those customers. It maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information. Management provides for uncollectible amounts through a charge to earnings and credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance a credit to trade accounts receivable. Credit losses, when realized, have been within the range of the Company’s expectations and, historically, have not been significant.
Inventories:
The inventory consists of dry materials used in mixing oilfield drilling fluids and liquid drilling fluids all mixed and ready to be delivered to the drilling rig location. The dry materials are carried at cost, principally on the first-in, first-out basis. The liquid materials are valued at standard cost which approximates actual cost on a first-in, first-out method and which does not exceed current market value.
Property, plant and machinery:
Property, plant and equipment are recorded at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of assets of 3 to 40 years. Leasehold improvements are amortized over the life of the related asset or the life of the lease, whichever is shorter. Expenditures for maintenance and repairs are expensed as incurred while additions and betterments are capitalized. The cost and related accumulated depreciation of property and equipment sold or otherwise disposed of are removed from the accounts and any gain or loss is reported as current year’s income or expense.
Use of estimates:
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Income taxes:
The Company accounts for its income taxes using ASC 740-10/Statement 109, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

FRANCIS DRILLING FLUIDS, LTD.
NOTES TO FINANCIAL STATEMENTS
Advertising:
The Company expenses advertising costs as they are incurred. Advertising expense was $33,283 and $45,676 for 2010 and 2009, respectively.
Cash on deposit and uninsured cash balances:
The Company has concentrated its credit risk for cash by maintaining deposits in various financial institutions which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (FDIC). The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk to cash. At August 31, 2010, the Company did not have deposits in excess of FDIC coverage at any financial institution.
Impairment of long-lived assets:
Long-lived assets, such as property and equipment, are reviewed on an ongoing basis for impairments based on comparison of carrying value against undiscounted future cash flows. If impairment is identified, the assets’ carrying amounts are adjusted to fair value. There were no such adjustments during the years ended August 31, 2010 and 2009.
Note 2.	Advance to Stockholder
This represents an advance to the stockholders. Interest is computed using the published Internal Revenue Service rate.
Note 3.	Depreciable Assets
Depreciable assets at August 31, 2010 and 2009 consisted of the following:

	2010	2009
Office building	$1,048,280	$1,048,280
Plants, machinery and equipment	47,034,660	46,046,734

	48,082,940	47,095,014
Less accumulated depreciation	(29,617,337)	(26,948,420)

	$18,465,603	$20,146,594

Depreciation expense for the years ended August 31, 2010 and 2009 totaled $3,422,699 and $3,572,802, respectively.

FRANCIS DRILLING FLUIDS, LTD.
NOTES TO FINANCIAL STATEMENTS
Note 4.	Notes Payable

	2010	2009
Revolving line of credit; maximum $6,500,000; interest is variable at 2.00% plus LIBOR (2.026% at August 31, 2010 and 2.026% at August 31, 2009); interest due monthly and principal reductions made daily from lockbox collections; collateralized by inventory, accounts receivable, contract rights, general tangibles, assignment of life insurance, and continuing guarantee from shareholder; matures annually on February 28	$6,574,025	$7,535,391
Note payable, original amount $6,500,000; interest is variable at 2.00% plus Index (2.056% at August 31, 2010 and 2.056% at August 31, 2009); interest due monthly and principal reductions made daily from lockbox collections; collateralized by inventory, accounts receivable, contract rights, general tangibles, assignment of life insurance, and continuing guarantee from shareholder; matured on March 11, 2009	—	1,424,951

Note payable, due in aggregate monthly installments of $7,772 including interest at 7.25%; original term 60 months; secured by vehicles and maturing dates from February 6, 2012 to May 7, 2012	143,454	222,969

Note payable, due in monthly installments of principal $2,686; including interest at 7.32%; secured by buildings maturing on April 30, 2017	168,769	187,712

Note payable, due in monthly installments of $5,439; including interest at 7.32%; secured by plant equipment, maturing on April 30, 2012	101,590	157,068

Note payable, due in monthly installments of $1,743; interest at 0.0%, secured by equipment, matured on September 1, 2009	—	1,744

Non-revolving line of credit; maximum $650,000; interest is variable and is currently at 2.51%; interest due monthly and matured on August 5, 2010	519,125	600,000

Non-revolving line of credit, maximum $450,000; interest is variable and is currently at 2.51%; interest due monthly and matures on July 1, 2014	259,331	324,645

Note payable, due in aggregate monthly installments of $3,360 including interest at 4.21%; original term 60 months; secured by equipment and maturing on December 31, 2012	72,805	111,221

Note payable, due in aggregate monthly installments of $1,230; including interest at 5.00%; secured by equipment and maturing on March 17, 2012	22,415	35,675

Note payable, due in aggregate monthly installments of $6,991; interest at 0.00%; original term 60 months; secured by vehicles and maturing dates from August 15, 2007 to July 20, 2011	4,896	24,722

Note payable, due in monthly installments of $4,679 including interest at 6.25%; original term 60 months; secured by equipment, maturing on July 13, 2011	49,604	100,832

Note payable, due in monthly installments of $10,376 including interest at 4.21%; original term 84 months; secured by Clear Fluids Plant, maturing on March 29, 2015	489,865	603,142

Note payable financing insurance premiums, due in monthly installments of $206,364 including interest at 3.972% beginning August 29, 2010; secured by unexpired premiums	2,300,082	2,002,650

FRANCIS DRILLING FLUIDS, LTD.
NOTES TO FINANCIAL STATEMENTS

	2010	2009
Note payable, due in monthly installments of $4,900 including interest at 3.52%; original term 60 months; secured by Kermit Silos, maturing on May 31, 2015	250,815	—

Note payable, due in monthly installments of $1,340; interest at 5.75%; original term 48 months; secured by equipment and maturing on November 13, 2013	47,566	—

Note payable, due in monthly installments of $2,875 with one irregular payment including interest at 5.50%; original term 24 months; secured by real estate, maturing on July 25, 2012	348,730	—

Note payable, due in monthly installments of $11,612 including interest at 4.71%; original term 60 months; secured by Dayton, Texas facility, maturing on August 31, 2013	356,587	492,365

Note payable, due in monthly installments of $4,874 including interest at 6.25%; original term 60 months; secured by 1979 Cessna 421, maturing on February 20, 2013	134,886	183,153

	$11,844,545	$14,008,240

Less current maturities	9,705,265	12,458,192

Long-term portion	$2,139,280	$1,550,048

Aggregate maturities required on notes payable at August 31, 2010 are as follows:

2011	$9,705,265
2012	1,058,458
2013	474,451
2014	296,189
2015 and later	310,182

$11,844,545

The loan agreements contain various covenants and ratios that the Company must comply with. The Company must maintain a fixed charge coverage ratio equal to, or in excess of, 1.200 to 1.000. The Company must also maintain a ratio of total liabilities to tangible net worth equal to, or less than, 2.000 to 1.000, and a net worth equal to, or greater than, $8,000,000, plus the cumulative New Worth Adjustment. The New Worth Adjustment shall be an amount equal to 50% of borrower’s net income, after taxes, for each fiscal year ending during the term of this agreement. These requirements will be evaluated as of each fiscal quarter during the time that any indebtedness remains owing to lender with the calculations being made as of the last day of each of the months of November, February, May, and August during the term of this agreement.

At August 31, 2010, the Company was in compliance with various bank loan covenants and ratios.

FRANCIS DRILLING FLUIDS, LTD.
NOTES TO FINANCIAL STATEMENTS
Note 5.	Accounts Payable
Accounts payable is comprised of the following at August 31, 2010 and 2009:

	2010	2009
Accounts payable — trade	$4,227,221	$2,708,913
Mud in storage	2,211,706	2,065,836
Excess of outstanding checks over bank balance	996,247	34,554
Other	126,662	98,796

	$7,561,836	$4,908,099

Note 6.	Lease Commitment and Rental Expense
The Company has leased land and some of its branch offices under noncancelable agreements which require minimum annual rentals plus the payment of the property taxes, normal maintenance, and insurance on the property.

The Company has leased trucks and trailers which require monthly rental payments plus payment of normal maintenance and insurance.

Lease expense was $5,681,417 and $5,589,969 in 2010 and 2009, respectively.

The total minimum rental commitment at August 31, 2010 under the leases mentioned above is $10,740,833 which is due as follows:

2011	$3,894,455
2012	2,778,139
2013	2,040,574
2014	638,254
2015	380,390
Later Years	1,009,021

$10,740,833

Note 7.	Income Taxes
The net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes are reflected in deferred income taxes. Differences are a result of depreciation methods used, contribution deduction limits for tax purposes, inventory valuation methods, and allowance for bad debts.

FRANCIS DRILLING FLUIDS, LTD.
NOTES TO FINANCIAL STATEMENTS
Income tax expense (benefit) is made up of the following components:

	2010	2009
Current tax expense (benefit)	$2,139,231	$(257,618)
Deferred tax expense (benefit)	(159,345)	(237,878)

	$1,979,886	$(495,496)

The expected income tax provision that would result from applying statutory rates to income before income taxes differs from current expense due to:
1.	Permanent differences for expenses which are not deductible for income tax purposes.

2.	Surtax exemptions.
Note 8.	Related Party Transactions
As discussed in Note 2, the notes receivable officers and the related interest income and receivable are from the sole stockholders of the Company.
Note 9.	Employee Retirement Plan
The Company has a defined contribution retirement plan which covers substantially all full-time employees after they have met certain eligibility requirements. Employees can contribute 1% to 15%. All funds contributed by the employees are fully vested. The Company matches 100% of employee contributions up to 6% of the employee’s salary. The Company’s contribution is fully vested to the participants after seven years of continued employment. The Company’s contributions to the plan for the years ended August 31, 2010 and 2009 were $10,941 and $284,783, respectively.
Note 10.	Concentration of Credit Risk
A significant portion of the Company’s customers are oil companies in the states of Louisiana and Texas. Concentration of credit risk with respect to trade receivables is limited due to the large number of customers comprising the Company’s customer base.
Note 11.	Contingencies
Substantially all of the Company’s facilities are subject to federal, state, and local provisions regulating the discharge of materials into the environment. Compliance with these provisions has not had, nor does the Company expect such compliance to have, any material effect upon the capital expenditures, net income, financial condition, or competitive position of the Company. Management believes that its current practices and procedures for the control and disposition of such waste comply with the applicable federal and state requirements.
Note 12.	Subsequent Events
The Company has evaluated subsequent events through January 17, 2011, the date on which the financial statements were available to be issued. On November 23, 2010, an agreement was executed in which all of the stock of the Company was sold to another party. The new stockholders have agreed to retain current management for a term of five years. As a result of the sale, all receivables from stockholders were paid off. Notes with the current financial institutions were liquidated by financing from new financial institutions.
*****

NYTEX ENERGY HOLDINGS, INC.
Unaudited Pro Forma Combined Financial Information
     On November 23, 2010, through our wholly-owned subsidiary, NYTEX FDF Acquisition, Inc., a Delaware corporation (“Acquisition Inc.”), we acquired 100% of the Francis Group,including its wholly-owned operating subsidiary, FDF.The Francis Group has no other assets or operations other than FDF. The purchase price for the Francis Group, excluding closing costs, was $51.8 million, which was funded with proceeds from a loan with an unaffiliated lender, proceeds from the issuance of preferred stock, proceeds from the issuance of Acquisition Inc. preferred stock and warrants, common stock issued to the Sellers, and a non-interest bearing promissory note issued to the Sellers.
     The following unaudited pro forma combined balance sheet as of September 30, 2010 is presented as if we acquired FDF on September 30, 2010. The following unaudited pro forma combined statements of operations for the nine months ended September 30, 2010 and for the year ended December 31, 2009 are presented as if we acquired FDF on January 1, 2009.
     The unaudited pro forma combined financial information have been developed from and should be read in conjunction with the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the nine months ended September 30, 2010 and our registration statement on Form 10 filed on August 12, 2010 for the year ended December 31, 2009 and are not necessarily indicative of what the actual financial position or results of operations would have been had we completed the transaction as of the beginning of the periods presented, nor is it necessarily indicative of future results. The unaudited pro forma combined financial information does not reflect any operating efficiencies and/or cost savings that we may achieve, or any additional expenses that we may be incur, with respect to the combined companies.

NYTEX ENERGY HOLDINGS, INC.
Pro Forma Combined Balance Sheet
As of September 30, 2010
(Unaudited)

	NYTEX
	Energy
	Holdings, Inc.	Pro Forma		Pro Forma
	(a)	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$775,807	$2,887,597	(b)	$872,825
		1	(b)
		19,253,071	(b)
		19,159,222	(b)
		(41,299,891)	(c)
		497,018	(c)
		(400,000)	(h)
Accounts receivable	279,049	13,281,888	(c)	13,560,937
Inventories	—	1,340,199	(c)	1,340,199
Prepaid expenses and other	—	2,496,715	(c)	2,496,715

Total current assets	1,054,856	17,215,820		18,270,676

Property and equipment, net	414,081	37,007,000	(c)	37,421,081
Other assets:
Deferred financing costs	245,209	341,766	(d)	586,975
Intangible assets	—	15,163,000	(c)	15,163,000
Goodwill	—	8,307,628	(c)	8,307,628
Deposits and other	57,035	112,868	(c)	169,903

Total assets	$1,771,181	$78,148,082		$79,919,263

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$147,400	7,065,761	(c)	$7,213,161
Accrued expenses	29,059	2,664,268	(c)	2,693,327
Revenues payable	139,340			139,340
Wells in progress	352,899			352,899
Deferred revenue	46,665			46,665
Debt — current portion	1,960,900			1,960,900
Debt — related party — current portion	39,000			39,000

Total current liabilities	2,715,263	9,730,029		12,445,292

Other liabilities:
Debt	24,637	2,240,949	(c)	22,242,718
		12,000,000	(e)
		7,500,988	(e)
		476,144	(e)
Debt — related party	138,000			138,000
Warrant derivative	—	19,253,071	(f)	19,253,071
Asset retirement obligations	18,405			18,405
Deferred tax liabilities	—	14,401,652	(c)	14,401,652

Total liabilities	2,896,305	65,602,833		68,499,138

Commitments and contingencies

Stockholders’ equity (deficit):
Preferred stock, Series A, $0.001 par value	—	5,330	(g)	5,330
Preferred stock, Series B, $0.001 par value	—	—	(g)	—
Common stock, $0.001 par value	19,803	5,407	(c)	25,210
Additional paid-in capital	8,762,587	2,882,268	(g)	21,697,099
		10,052,244	(c)
Retained earnings (deficit)	(9,907,514)	(400,000)	(h)	(10,307,514)

Total stockholders’equity (deficit)	(1,125,124)	12,545,249		11,420,125

Total liabilities and stockholders’ equity (deficit)	$1,771,181	$78,148,082		$79,919,263

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements

NYTEX ENERGY HOLDINGS, INC.
Pro Forma Combined Statement of Operations
For the Nine Months Ended September 30, 2010
(Unaudited)

	Historical
	NYTEX	Francis
	Energy	Drilling
	Holdings, Inc.	Fluids, Ltd.	Pro Forma		Pro Forma
	(a)	(b)	Adjustments		Combined
Revenues:
Sales of drilling fluids	$—	$8,385,659			$8,385,659
Oilfield services	—	47,917,896			47,917,896
Administration fees	498,693	—			498,693
Crude oil & natural gas sales	131,914	—			131,914
Accounting service fees	48,850	—			48,850
Other	2,922	—			2,922

Total revenues	682,379	56,303,555	—		56,985,934

Operating expenses:
Cost of goods sold — drilling fluids	—	2,784,535			2,784,535
Lease operating expenses	84,732	—			84,732
Depreciation, depletion, and amortization	42,927	2,592,400	(2,592,400)	(c)	6,168,245
			6,125,318	(d)
Selling, general and administrative expenses	2,272,054	45,266,901	(3,666,520)	(e)	43,872,435
Gain on sale of assets	(466,902)	(251,585)			(718,487)

Total operating expenses	1,932,811	50,392,251	(133,602)		52,191,460

Earnings (loss) from operations	(1,250,432)	5,911,304	133,602		4,794,474

Other income (expense):
Interest income	234	6,713			6,947
Interest expense	(168,044)	(435,483)	404,305	(f)	(2,945,933)
			(2,710,093)	(g)
			(36,618)	(h)
Accretion of preferred stock	—	—	(2,727,273)	(i)	(2,727,273)
Interest expense — related party	(8,460)	—			(8,460)
Equity in loss of unconsolidated subsidiaries	(316,908)	—			(316,908)
Loss on sale of unconsolidated subsidiary	(870,750)	—			(870,750)
Other	—	(6,599)			(6,599)

Total other income (expense)	(1,363,928)	(435,369)	(5,069,679)		(6,868,976)

Earnings (loss) before income taxes	(2,614,360)	5,475,935	(4,936,077)		(2,074,502)

Income tax benefit (provision)	—	(2,179,422)	1,964,558	(j)	(214,864)

Net income (loss)	$(2,614,360)	$3,296,519	$(2,971,519)		$(2,289,366)

Net income (loss) per share, basic and diluted	$(0.13)				$(0.11)

Weighted average shares outstanding, basic and diluted	19,394,022				24,801,361

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements

NYTEX ENERGY HOLDINGS, INC.
Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2009
(Unaudited)

	Historical
	NYTEX	Francis
	Energy	Drilling
	Holdings, Inc.	Fluids, Ltd.	Pro Forma		Pro Forma
	(a)	(b)	Adjustments		Combined
Revenues:
Sales of drilling fluids	$—	$11,810,938			$11,810,938
Oilfield services	—	41,072,792			41,072,792
Administration fees	254,636	—			254,636
Crude oil & natural gas sales	206,026	—			206,026
Accounting service fees	102,305	—			102,305
Other	4,592	—			4,592

Total revenues	567,559	52,883,730	—		53,451,289

Operating expenses:
Cost of goods sold — drilling fluids	—	5,200,965			5,200,965
Lease operating expenses	284,149	—			284,149
Dry hole expense	47,744	—			47,744
Depreciation, depletion, and amortization	83,457	3,540,904	(3,540,904)	(c)	8,250,548
			8,167,091	(d)
Selling, general and administrative expenses	2,294,597	46,065,937	(4,971,673)	(e)	43,388,861
Impairment of long-lived assets	147,474	—			147,474
Gain on sale of assets	—	(513,789)			(513,789)

Total operating expenses	2,857,421	54,294,017	(345,486)		56,805,952

Earnings (loss) from operations	(2,289,862)	(1,410,287)	345,486		(3,354,663)

Other income (expense):
Interest income	686	41,558			42,244
Interest expense	(157,786)	(562,956)	535,739	(f)	(3,857,211)
			(3,623,384)	(g)
			(48,824)	(h)
Accretion of preferred stock	—	—	(3,636,364)	(i)	(3,636,364)
Interest expense — related party	(12,700)	—			(12,700)
Equity in loss of unconsolidated subsidiaries	(897,834)	—			(897,834)
Other	—	(18,891)			(18,891)

Total other income (expense)	(1,067,634)	(540,289)	(6,772,833)		(8,380,756)

Earnings (loss) before income taxes	(3,357,496)	(1,950,576)	(6,427,347)		(11,735,419)

Income tax benefit (provision)	—	776,329	2,558,084	(j)	3,334,413

Net income (loss)	$(3,357,496)	$(1,174,247)	$(3,869,263)		$(8,401,006)

Net income (loss) per share, basic and diluted	$(0.18)				$(0.37)

Weighted average shares outstanding	18,688,976				24,081,500

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements

NYTEX ENERGY HOLDINGS, INC.
Notes to Unaudited Pro Forma Combined Financial Statements
Note 1. Description of Transaction and Basis of Pro Forma Presentation
             On November 23, 2010, NYTEX Energy Holdings, Inc. (“NYTEX Energy,” or the “Company”), through its wholly-owned subsidiary, NYTEX FDF Acquisition, Inc. (“Acquisition Inc.”), acquired 100% of the membership interests in Francis Oaks, LLC (“Oaks”) and its wholly-owned operating subsidiary, Francis Drilling Fluids, Ltd. (“FDF”, and together with Oaks, the “Francis Group”) with the Francis Group becoming a wholly-owned subsidiary of Acquisition Inc. Oaks is the owner of all of the issued and outstanding shares of common stock of FDF. The total consideration transferred for the acquisition is as follows:

Cash paid	$41,299,891
Fair value of common stock issued	10,057,651
Promissory note	476,144

Total fair value of consideration transferred	$51,833,686

             In connection with the Company’s acquisition of the Francis Group, the Company entered into the following arrangements:
•	Acquisition, Inc. and Francis Group, as co-borrowers, entered into a revolving credit and term loan facility with a third-party lender providing for loans up to $24 million;

•	The Company and Acquisition Inc., entered into a Preferred Stock and Warrant Purchase Agreement with WayPoint Nytex, LLC (“WayPoint”), a third party, whereby, in exchange for $20 million from WayPoint, (i) Acquisition, Inc. issued to WayPoint 20,750 shares of Acquisition Inc. 14% Senior Series A Redeemable Preferred Stock, and (ii) the Company issued to WayPoint one share of its Series B Preferred Stock, a warrant to purchase up to 35% of the then outstanding shares of the Company’s common stock, and a warrant to purchase up to an additional number of shares of the Company’s common stock such that, measured at the time of exercise, the number of shares of common stock issued provides WayPoint an aggregate 51% of NYTEX Energy’s outstanding common stock on a fully-diluted basis with such warrant becoming exercisable only if certain conditions of default are met as set forth in the Preferred Stock and Warrant Purchase Agreement; and

•	The Company concluded an interim closing of the private placement of its Series A Preferred Stock for gross proceeds of $5.3 million.
Note 2. Unaudited Pro Forma Combined Balance Sheet
(a)	Reflects NYTEX Energy’s historical balance sheet as of September 30, 2010.

(b)	Reflects the sources of the $41.3 million cash portion of the consideration paid for the Francis Group acquisition, as follows:

Proceeds from issuance of Series A Preferred Stock of NYTEX Energy	$2,887,597
Proceeds from issuance of Series B Preferred Stock of NYTEX Energy	1
Proceeds from issuance of Senior Series A Redeemable Preferred Stock of Acquisition Inc.	19,253,071
Proceeds from long-term debt	19,159,222

Total cash consideration	$41,299,891

NYTEX ENERGY HOLDINGS, INC.
Notes to Unaudited Pro Forma Combined Financial Statements
(c)	Reflects the acquisition of the Francis Group for total consideration transferred of $51.8 million which consisted of $41.3 million cash, 5.4 million shares of NYTEX Energy’s common stock at an estimated fair value of $10 million, and a non-interest bearing promissory note payable to the seller in the principal amount of $0.7 million with a fair value of $0.5 million. The Company has preliminarily allocated the purchase price to the assets and liabilities as follows:

Consideration transferred	$51,833,686

Estimated fair value of assets aquired and liabilities assumed:
Cash and cash equivalents	$497,018
Accounts receivable	13,281,888
Inventory	1,340,199
Prepaid expenses and other	2,496,715
Property and equipment	37,007,000
Identifiable intangible assets	15,163,000
Other assets acquired	112,868
Accounts payable	(7,065,761)
Accrued expenses	(2,664,268)
Francis Group debt assumed	(2,240,949)
Deferred tax liability	(14,401,652)

Subtotal of estimated fair value of net assets acquired	$43,526,058

Goodwill	$8,307,628

The allocation of the purchase price to the assets acquired and liabilities assumed is based on preliminary estimates and assumptions. Goodwill is recognized as of the acquisition date and measured as the aggregate fair value of the consideration transferred over the fair value of identifiable net assets acquired. Acquisition-related costs are expensed in the period incurred. In addition, the Company is in the process of assessing the useful lives and appropriate amortization methods for the identifiable intangible assets that were acquired. These estimates and assumptions are subject to future adjustments upon completion of the valuation of Francis Group’s assets and liabilities and these valuations could change significantly from those used in the unaudited pro forma combined financial statements.

(d)	Reflects the direct financing costs associated with entering into the $24 million revolving credit and term loan facility.

(e)	Reflects the fair value of new debt obtained in connection with the Company’s acquisition, as follows:

Term loan	$12,000,000
Revolving credit facility	7,500,988
Promissory note issued to seller	476,144

Debt	$19,977,132

(f)	Reflects the fair value of the Warrant Derivative associated with Acquisition Inc.’s Senior Series A Redeemable Preferred Stock. Based on the terms, rights, obligations, and preferences of the instrument’s Certificate of Designation, the Senior Series A Redeemable Preferred Stock will be classified as a liability. Under the initial accounting, the Company separated the Senior Series A Redeemable Preferred Stock into its component parts of the Senior Series A Redeemable Preferred Stock host contract and the Warrant Derivative. The Company estimated the fair value of each component as of the date of issuance, at which time the fair value of the Warrant Derivative exceeded the net proceeds received by the Company from the Senior Series A Redeemable Preferred Stock issuance. Therefore, the Warrant Derivative was recorded at the amount of the net proceeds, and no value was assigned to the Senior Series A Redeemable Preferred Stock host contract.

(g)	Reflects the issuance of the 5.3 million shares of the Company’s Series A Preferred Stock, par value $0.001, the issuance of one share of the Company’s Series B Preferred Stock, par value $0.001, and respective additional paid-in capital.

NYTEX ENERGY HOLDINGS, INC.
Notes to Unaudited Pro Forma Combined Financial Statements
(h)	Reflects the cash impact of the Company’s estimated transaction costs related to the acquisition of FDF. No pro forma adjustments for transaction costs have been reflected in the unaudited pro forma combined statements of operations since these transaction costs are not expected to have a recurring impact.
Note 3. Unaudited Pro Forma Combined Statements of Operations
(a)	Reflects NYTEX Energy’s historical statement of operations.

(b)	Reflects the historical statement of operations of FDF.

(c)	Reflects the reversal of FDF’s historical depreciation expense.

(d)	Reflects the depreciation of FDF’s property and equipment using the straight-line method over the estimated remaining useful life of 25 years for buildings and improvements, 3 — 7 years for machinery and equipment, three years for automobiles, and seven years for furniture and fixtures. In addition, reflects the amortization of identified intangible assets using the straight-line method over the estimated remaining useful life of 3 — 20 years. A trade name intangible is deemed to have an indefinite life.

(e)	Reflects the reversal of FDF lease expense for operating lease obligations paid in full in connection with the acquisition by the Company.

(f)	Reflects the reversal of FDF’s interest expense for debt obligations paid in full in connection with the acquisition by the Company.

(g)	Reflects interest expense on the new debt entered into by the Company in connection with the acquisition, as follows:

			Pro Forma Interest Expense
			For the nine	For the twelve
		Interest	months ended	months ended
	Face Amount	Rate	September 30, 2010	December 31, 2009
Term loan	$12,000,000	4.01%	$364,569	$487,427
Revolving credit facility	7,500,988	3.01%	171,003	228,630
Senior Series A Redeemable Preferred Stock	20,000,000	14.00%	2,123,333	2,838,889
Promissory note to seller	750,000	9.00%	51,188	68,438

			$2,710,093	$3,623,384

(h)	Reflects the amortization of deferred financing costs associated with the term loan and revolving credit facility over the term of the debt.

(i)	Reflects the accretion of the face amount of the Senior Series A Redeemable Preferred Stock over the term of the instruments of approximately 5.5 years.

(j)	Reflects the pro forma income tax impact of the pro forma adjustments at an effective tax rate of 39.8%. The pro forma combined provision or benefit for income taxes does not reflect the amounts that would have resulted had NYTEX Energy and FDF filed consolidated income tax returns during the periods presented.
*****

     SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYTEX ENERGY HOLDINGS, INC.
Date: February 9, 2011	/s/ Michael K. Galvis
Michael K. Galvis,
Chief Executive Officer and President